EXHIBIT 10.32


                      LOAN DOCUMENT MODIFICATION AGREEMENT
                     (No. 5; dated as of September 3, 1997)

     LOAN DOCUMENT MODIFICATION AGREEMENT (this "Agreement"), dated as of September 3, 197, by and among EIS INTERNATIONAL, INC., a Delaware corporation with its principal place of business at 555 Herndon Parkway, Herndon, Virginia 20170 ("EIS"), EIS INTERNATIONAL SERVICES CORP., a Virginia corporation with its principal place of business at 555 Herndon Parkway, Herndon, Virginia 20170 ("ISC" and together with EIS, the "Borrowers"), and SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Central Plaza 11300 Rockville Pike, Suite 1205, Rockville, Maryland 20852, doing business under the name "Silicon Valley East" (the "Bank").

     1.   Reference to Existing Loan Documents.
          -------------------------------------

     Reference is hereby made to that certain Amended and Restated Commitment Letter (the "Commitment Letter"), dated as of May 19, 1994, between EIS and the Bank, as amended by a Joinder and Assumption Agreement ("Amendment No. 1"), dated as of October 28, 1994, among EIS, ISC and the Bank, as further amended by a Loan Modification Agreement ("Amendment No. 2"), dated as of October 4, 1995, among EIS, ISC and the Bank, and as further amended by a Loan Document Modification Agreement ("Amendment No. 3"), dated of December 27, 1995, among EIS, ISC and the Bank, and a Loan Document Modification Agreement ("Amendment No. 4"), dated as of April 15, 1996 among EIS, ISC and the Bank. The Commitment Letter, together with the schedules and exhibits attached thereto, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 is herein after referred to as the "Credit Agreement". Reference is also hereby made to the Loan Documents referred to in the Credit Agreement, including without limitation that certain Third Amended and Restated Promissory Note of the Borrowers, dated December 27, 1995, as amended and restated of even date herewith, in the principal amount of $7,000,000 (the "Note") and that certain Amended and Restated Security Agreement, of even date herewith, by and between EIS and the Bank and that certain Amended and Restated Security Agreement, of even date herewith, by and between ISC and the Bank (collectively, the "Security Agreements"). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings herein as are set forth in the Credit Agreement.

     2.   Effective Date.
          ---------------

     This Agreement shall be deemed effective as of September 3, 1997 (the "Effective Date"), provided that the Bank shall have received the following on or before September 12, 1997 and provided further, however, that in no event shall this Agreement become effective until signed by an officer of the Bank in
California:

     a.   two copies of this Agreement, duly executed by each of the Borrowers;

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                                      -2-

     b. a fourth amended and restated promissory note in the principal amount of $7,000,000 payable to the order of the Bank in the form enclosed herewith (the "Amended Note"), duly executed by each of the Borrowers.

     c. two copies of each of the Security Agreements, duly executed by each of the Borrowers;

     d.   Perfection Certificates, duly executed by each of the Borrowers;

     e. financing statements on Form UCC-1 (or, where applicable, amendments thereto on Form UCC-3), duly executed by each of the Borrowers, to be filed in each jurisdiction where such filing is required to perfect the Bank's security interest in the Collateral granted by the Borrowers pursuant to the Security Agreement;

     f. a certificate of the secretary or assistant secretary of each of the Borrowers, attesting to the continuing validity of the certificate of incorporation and by-laws of each of the Borrowers, the incumbency and signatures of any officers executing this Agreement and the Loan Documents and the approval by the Board of Directors of each of the Borrowers of this Agreement and the Amended Note; and

     g. a check in the amount of $4,350 in payment of the fees of Sullivan & Worcester LLP, special counsel to the Bank.

     By the signature of their respective authorized officers below, each Borrower is hereby representing that, except as modified in Schedule A attached hereto, the representations of such Borrower set forth in the Loan Documents (including those contained in the Credit Agreement, as amended by this Agreement) are true and correct as of the Effective Date as if made on and as of such date. The Borrowers jointly and severally agree to pay on or before the Effective Date a nonrefundable facility fee in connection herewith in the aggregate amount of $26,250. In order to effectuate the foregoing, EIS confirms its authorization as to the debiting of its account with the Bank in such amount in order to pay the Bank the facility fee for the period up to and including the extending Expiry Date. Finally, each Borrower agrees, that as of the Effective Date, it has no defenses against its obligations to pay any amounts and perform any of its obligations under the Credit Agreement and the other Loan Documents.

     3.   Description of Change in Terms.
          -------------------------------

     As of the Effective Date, the Credit Agreement is modified in the following respects:

          a. Section 2 of the Credit Agreement is hereby amended by deleting the date "December 26, 1996" form the first line thereof and replacing it with the date "September 2, 1998".

          b. The first sentence of Section 3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following sentence:

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                                      -3-


     "Advances under the Commitment shall bear interest at a fluctuating rate per annum equal to the Bank's Prime Rate (as defined below) plus three-quarters of one percent (0.75%)."

          c. The first sentence of the Section 4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "The Borrowers jointly and severally agree to pay to the Bank a facility fee for the period from December 27, 1996 through the Expiry Date in the amount of Twenty Six Thousand Two Hundred Fifty Dollars ($26,250):"

          d. Section 10 of the Credit Agreement is hereby amended by deleting the last phrase of the first paragraph thereof (immediately following subparagraph (A)) and replacing it with the following:

     "to exceed at any time an amount equal to the lesser of (A) 70% of all Eligible Accounts Receivable (as defined in Schedule III attached hereto) at such time (the "Borrowing Base") and (B) Seven Million Dollars ($7,000,000) (the "Commitment" or the "Commitment Amount").

          e. Section 10 of the Credit Agreement is hereby further amended by deleting the second paragraph thereof in its entirety and replacing it with the following:

          "If the Credit Amount shall at any time exceed the Borrowing Base, the Borrowers shall, on the next Business Day, (1) prepay or repay (together with accrued interest thereon) such principal amount of the advances, and any unreimbursed drawings under such letters of credit, or (2) if any advances, drawings or obligations remain unpaid or unreimbursed, pledge to the Bank, pursuant to a cash collateral pledge agreement duly executed by the Borrowers in form and substance satisfactory to the Bank, an amount in cash ("Cash Collateral"), such that, giving effect to such prepayment or repayment, or such pledge of Cash Collateral, the Credit Amount shall be less than the sum of the Borrowing Base plus all Cash Collateral pledged to the Bank as provided in (2) above."

          f. Section 19 of the Credit Agreement is hereby amended by deleting the address of EIS International listed therein and inserting in lieu thereof the following address:


                    "EIS INTERNATIONAL, INC.
                    EIS INTERNATIONAL SERVICES CORP.
                    555 Herndon Parkway
                    Herndon, VA 20170
                    Attn:  Chief Financial Officer
                    Telecopy: (703) 787-6720

         g. Schedule I to the Credit Agreement is hereby amended by inserting the following new Section 14 at the end thereof:

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                                      -4-

          "14. Borrowing Base. Giving effect to any advances to be made, letters of credit to be issued and/or FX Contracts entered into as of the date hereof under the Commitment Letter, as amended, the aggregate Credit Amount does not exceed the lesser of the Borrowing Base or the Commitment on such date."

          h. Subsections 4(a) through 4(c) of Schedule II to the Credit Agreement are hereby deleted in their entirety and replaced with the following:

          "(a) within twenty-five (25) days after the end of each month (including the last month of the year), the unaudited consolidated balance sheet and income statement of the Borrowers and their Subsidiaries on a consolidated basis as at the end of, and for, such month, accompanied by a certificate of the vice president of finance or chief financial officer of each of the Borrowers, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrowers and their Subsidiaries in accordance with GAAP (except for the absence of footnotes) consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

          (b) within ninety (90) days after the last day of each fiscal year of the Borrowers, the audited consolidated balance sheet and income statement and statement of cash flows of the Borrowers and their Subsidiaries as at and for the fiscal year then ended, certified by the Accountants (the substance of such report to be satisfactory to the Bank), together with a certificate of the chief financial officer of each of the Borrowers to the effect that such financial statements fairly present the consolidated financial condition of the Borrowers and their Subsidiaries as of the end of such fiscal year and the consolidated results of operations for such fiscal year, in each case in accordance with GAAP. The Borrowers shall indicate on said financial statements all guarantees or unusual forward or long-term commitments made by the Borrowers or any Subsidiary thereof;

          (c) at the time of the delivery of the monthly and yearly financial statements required by Paragraphs 4(a) and 4(b), a Compliance Certificate of the chief financial officer of each of the Borrowers in the form attached to this Schedule II as Exhibit A;"


          i. Subsection 4(g) of Schedule II to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(g) within fifteen (15) days after the end of each fiscal month of the Borrowers, (i) a list of the accounts receivable aging for the Borrowers and their Subsidiaries on a consolidated basis as of the end of such month in such form as is reasonably acceptable to the Bank, all in reasonable detail and (ii) a Borrowing Base Certificate signed by the chief financial officer of each of the Borrowers in the form attached to this
     Schedule II as Exhibit B. The Bank will require audits no more than once during each fiscal year of the Borrowers; provided, however, that the Borrowers shall not receive any further advances under the Commitment unless and until an agent of the Bank


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                                      -5-

     has conducted and the Bank has received an audit of the Borrowers' accounts receivable, with the costs thereof to be borne by the Borrowers;"

          j. Section 22 through 24 of Schedule II to the Credit Agreement are hereby deleted in their entirety and replaced with the following:

               "22. Leverage. The Borrowers will not permit the ratio of Total Senior Liabilities (net of Deferred Revenues) to Tangible Net Worth to exceed 0.75 to 1 at the end of any fiscal quarter.

               23.  Quick Ratio.   The Borrowers will not permit the Quick Ratio
          to be less than 1.25 to 1 at the end of any fiscal quarter.

               24.  Minimum Tangible Net Worth.   The Borrowers will not permit
          Tangible Net Worth at the end of the fiscal quarter ending
          September 30, 1997 to be less than Thirty Seven Million Dollars ($37,000,000); will not permit Tangible Net Worth at the end of the fiscal quarter ending December 31, 1997 to be less than an amount equal to Thirty Seven Million Dollars ($37,000,000) plus 75% of Net Income (and not taking into account any Net Loss) for the previous quarter; and will not permit Tangible Net Worth at the end of each subsequent fiscal quarter to be less than an amount equal to the minimum Tangible Net Worth for the previous fiscal quarter, as determined in accordance with the terms hereof, plus 75% of Net Income (and not taking into account any Net Loss) for the previous quarter."

          k. Section 25 of Schedule II to the Credit Agreement is hereby deleted in its entirety.

          l. Schedule II to the Credit Agreement is hereby further amended by restating in its entirety Exhibit A thereto in the form of Exhibit A hereto.

          l. Schedule II to the Credit Agreement is hereby further amended by restating in its entirety Exhibit B thereto in the form of Exhibit B hereto.

         m. Schedule III to the Credit Agreement is hereby amended to add the following new definitions in alphabetical order:

          "'Borrowing Base' shall have the meaning given to such term in Section 10 of the Commitment Letter."

               "'Eligible Accounts Receivable' means those accounts that arise in the ordinary course of the Borrowers' business; provided, that standards of eligibility may be fixed and revised from time to tome by Bank in Bank's reasonable judgment and upon notification thereof to the Borrowers in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts Receivable shall meet the following specifications at the time they come into existence and continue to meet the same through the date of determination:


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                                      -6-

          (a) The account (if not a lease or time receivable) is not more than 90 days from the date of the invoice thereof, and the account, regardless of its stated maturity date, does not remain unpaid more than 90 days after such invoice date.

          (b) The account arose from the performance of services or an outright sale or license of goods by one of the Borrowers, such goods have been shipped to the account debtor, and such Borrower has possession of shipping and delivery receipts evidencing such shipment.

          (c) The account is owned solely by a Borrower and is not subject to any assignment, claim, lien, or security interest, other than a security interest in favor of the Bank.

          (d) The account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment, and the account debtor has not complained in writing as to his liability thereon and has not returned any of the goods from the sale from which the account arose.

          (e) The account arose in the ordinary course of a Borrower's business, and did not arise from the performance of services or a sale of goods to a supplier or employee of such Borrower.

          (f) No event of the type described in clause (f) of the definition of "Event of Default" contained in this Schedule III has occurred with respect to the account debtor.

          (g) The Borrower in question has pledged any instrument or chattel paper evidencing the account to the Bank pursuant to the provisions of the Security Agreement.

          (h) Not more than 50% of the aggregate accounts, of the account debtor, excluding lease and time receivables, are over ninety (90) days from invoice on the date of determination.

          (i) The aggregate accounts from the account debtor do not exceed 25% of the total Eligible Accounts Receivable of the Borrower in question on the date of determination; that portion of the accounts over the 25% level will be disqualified.

          (j) The account does not result from goods placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which payment by the account debtor may be conditional.

          (k) The account is not a result of an inter-company transfer by the Borrowers.

          (l) Neither Borrower owns any amounts to the account debtor on the date of determination; to the extent that any amounts are so owed, the accounts of


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                                      -7-


     such account debtor in an amount equal to the amounts owed by the Borrowers to the account debtor, shall be disqualified.

          (m) The Bank has not notified the Borrowers that the Bank has determined (which determination shall not be made unreasonably) that the account or account debtor is unsatisfactory.

          (n) If the account debtor is a Governmental Authority, the Borrower in questions has assigned the account to the Bank in compliance with the Federal Assignment of Claims Act (or similar state law, if the Governmental Authority is a state or a political subdivision thereof), and has furnished to the Bank all documents and filings evidencing such compliance.

          (o) The account debtor is a Person located in the United States, and the account arose out of services rendered or goods delivered in the United States.

          (p) That portion of a lease or time receivable which is due within 90 days and which lease or time account debtor is current in its payments to the Borrower.


          n. Schedule III to the Credit Agreement is hereby further amended by deleting the definition of "Net Income" and restating in their entirety the definitions of "Net Income" or "Net Loss" as follows:


          "'Net Income' or 'Net Loss' for any period in respect of which the amount thereof is to be determined, shall mean the aggregate of the consolidated net income (or net loss) after taxes for such period (taken as a cumulative whole) of the Borrowers and their Subsidiaries, determined in accordance with GAAP, exclusive of the write-up of any asset, less the amount of any increase to the Borrowers' capitalized software account under GAAP during the period in question, plus the aggregate amount of capitalized software amortized during such period."

     4.   Continuing Validity.

         Upon the effectiveness hereof, each reference in each Loan Document to "the Credit Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby. Except as specifically set forth above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as set forth in Section 3 above and in the fourth amended and restated Note, each of the other Loan Documents is in full force and effect and is hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Credit Agreement or any other Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which the Bank may now or hereafter have under or in connection with the Credit Agreement, as modified hereby, or the other Loan Documents and shall not obligate the Bank to assent to any further modifications.

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                                      -8-


     5.   Miscellaneous.

          a. This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

          b. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          c. EACH OF THE BORROWERS ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR
BY REASON OF THIS LOAN MODIFICATION AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON THE BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA.

          d. The Borrowers jointly and severally agree to promptly pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this letter amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Sullivan & Worcester LLP, special counsel for the Bank with respect thereto.

          [Remainder of page intentionally left blank.]

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                                      -9-

     IN WITNESS WHEREOF, the Bank and the Borrowers have caused this Agreement to be signed under seal by their respective duly authorized officers as of the date set forth above.

                               SILICON VALLEY EAST, a Division
                                 of Silicon Valley Bank, as the Bank


                               By:  /s/ Peter McDonald
                                    -------------------------------
                                    Name:  Peter McDonald
                                    Title: Assistant Vice President

                               SILICON VALLEY BANK, as the Bank


                               By:  /s/ Heidi Fetty
                                    --------------------------------
                                    Name:  Heidi Fetty
                                    Title: Document Officer
                                    (signed in Santa Clara, CA)

                               EIS INTERNATIONAL, INC.


                               By:  /s/ Frederick C. Foley
                                    ---------------------------------
                                    Name:  Frederick C. Foley
                                    Title: Senior Vice President - Finance and
                                           Treasurer

                               EIS INTERNATIONAL SERVICES CORP.


                               By:  /s/ Frederick C. Foley
                                    -----------------------------------
                                    Name:  Frederick C. Foley
                                    Title: Senior Vice President-Finance and
                                           Treasurer

                                   EXHIBIT A
                             COMPLIANCE CERTIFICATE


TO:       SILICON VALLEY BANK

FROM:     EIS INTERNATIONAL, INC. and EIS INTERNATIONAL SERVICES CORP.

          The undersigned authorized officers of EIS International, Inc. and EIS International Services Corp. hereby certifies that in accordance with the terms and conditions of the Credit Agreement, as amended, between Borrower and Bank (the "Agreement"), (i) each Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. Each Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by a Borrower at any time or date of determination that such Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 Please indicate compliance status by circling Yes/No under "Complies" column.

     Reporting Covenant                 Required
     ------------------                 --------
     Complies
     --------
     Monthly financial statements       Monthly within 25 days        Yes    No
     Annual (CPA Audited)               FYE within 90 days            Yes    No
     A/R Agings                         Monthly within 15 days        Yes    No
     A/R Audit                          Initial and Annual            Yes    No

     Financial Covenant                 Required       Actual        Complies
     ------------------                 --------       ------        --------
     Maintain on a Quarterly Basis:
       Minimum Quick Ratio              1.25:1.0       ___:1.0     Yes       No
       Minimum Tangible Net Worth       $37,000,000*   $______     Yes       No
       Maximum Debt/Tangible Net Worth  0.75:1.0       ___:1.0     Yes       No

*increasing by 75% of Net Income the previous quarter.

Comments Regarding Exceptions:  See Attached.


Sincerely,

EIS INTERNATIONAL, INC.                    EIS INTERNATIONAL SERVICES CORP.



------------------------------------       ----------------------------------
SIGNATURE                                  SIGNATURE

TITLE                                      TITLE
DATE                                       DATE

                                   EXHIBIT B

                           BORROWING BASE CERTIFICATE

Borrowers:  EIS International, Inc. and EIS International Services Corp.
Bank:       Silicon Valley Bank


Commitment Amount:  $7,000,000

--------------------------------------------------------------------------------

     ACCOUNTS RECEIVABLE
     1.   Accounts Receivable Book Value as of ________     $_________
     2.   Lease Receivables                                 $_________
     3.   TOTAL ACCOUNTS RECEIVABLE                         $_________

     ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
     4.   Amounts over 90 days due                          $_________
     5.   Balance of 50% over 90 day accounts               $_________
     6.   Concentration Limits                              $_________
     7.   Foreign Accounts                                  $_________
     8.   Contra Accounts                                   $_________
     9.   Promotion or Demo Accounts                        $_________
     10.  Intercompany/Employee Accounts                    $_________
     11.  Other (please explain on reverse)                 $_________
     12.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS              $_________
     13.  Eligible Accounts (#3 minus #12)                  $_________
     14.  LOAN VALUE OF ACCOUNTS (70% of #13)               $_________

     BALANCES
     15.  Maximum Loan Amount                               $7,000,000
     16.  Total Borrowing Base (#14)                        $_________
     17.  Total Funds Available (Lesser of #15 or #16)      $_________
     18.  Present balance owing on Commitment               $_________
     19.  RESERVE POSITION (#17 minus #18)                  $_________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the amended and restated Commitment Letter, as amended, between the Borrowers and Silicon Valley Bank.

COMMENTS:

By:  _____________________________
          Authorized Signer